SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report: October 6, 2004
                        (Date of earliest event reported)

                             NESCO INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



     Nevada                        000-28307           13-3709558
     (State or other             (Commission          IRS Employer
     jurisdiction of              File Number)        Identification
     incorporation)                                       Number)


     305 Madison Avenue, New York, NY                  10165
     (Address of principal executive office)          (Zip code)

     Registrant's telephone number including area code   (212) 986 0886

          _____________________________________________________________
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange
     Act (17 CFR 240.13e-4c)

Item 4.01 Changes in Registrant's Certifying Accountant.

     On October 6, 2004, the Registrant dismissed BP Audit Group, PLLC as its independent registered public accounting firm, and engaged Rothstein, Kass & Co., PC as its new independent registered public accounting firm for fiscal year ending April 30, 2005. BP Audit Group, PLLC audited the Company's financial statement for fiscal year ending April 30, 2004 (BP Audit Group, PLLC referred to herein as the "BP Audit Group"). Grant Thornton LLP ("Grant Thornton") was the Company's independent auditor for fiscal year ending April 30, 2003.

     The consolidated Company's financial statements for year ending April 30, 2004 were prepared assuming that the Company will continue as a going concern. As described in Note A to those financial statements, the Company has suffered losses from operations and has net working capital and stockholders' equity deficiencies that raise substantial doubt about its ability to continue as a going concern. The financial statements did not include any adjustments that might result from the outcome of this uncertainty.

     During the Registrant's two most recent fiscal years and through September 30, 2004, there have been no disagreements or reportable events with the BP Audit Group on any matter of accounting principles, or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the BP Audit Group would have caused them to make reference thereto in their reports on the financial statements for such years.

     During the Registrant's two most recent fiscal years and through September 30, 2004, the Registrant has not consulted with the BP Audit Group regarding any matters or reportable events described in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

     The Registrant has provided to the BP Audit Group a copy of the disclosures made in this Form 8-K and has requested that the BP Audit Group furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. That letter will be filed as an exhibit upon receipt thereof.

Item 3.02 Unregistered Sales of Equity Securities

     As  previously  reported  in Current  Report  dated  August 27,  2004,  the
Registrant entered into a Securities Purchase Agreement with Ocean Drive Holdings, LLC as agent for prospective investors ("Agreement"). The Agreement provided for the purchase of (a) up to $3,000,000 of the Registrant's 8% Senior Secured Convertible Promissory Notes ("Notes") with a Maturity Date of December 1, 2005 convertible into common stock at $.15 per share and up to 20,000,000 warrants exercisable at $0.25 per share, or 666,667 warrants for each $100,000 of principal amount of Notes purchased. The Registrant previously reported that Notes in the principal amount of $2,180,000 had been sold through August 23, 2004. The offering was extended to September 30, 2004 and an additional $115,000 principal amount of Notes were sold to investors. Accordingly, pursuant to the Agreement, a total of Notes in the principal amount of $2,295,000 were sold to the investors and approximately 15,300,006 warrants issued.

     The Notes and warrants were offered and sold only to "accredited investors" as that term is defined within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission. The offering was made in reliance upon the exemptions from registration provisions of the Securities Act of 1933, as amended (the "Act"), and the regulations thereunder afforded by Section 4(2) of the Act and Rule 506 thereunder.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) On October 5, 2004, Richard Selinfreund was elected to the Board of Directors.




                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf aby the undersigned hereunto duly authorized.

                                         Nesco Industries, Inc.
Date: October 6, 2004
                                         By: /s/ Matthew L. Harriton

                                         Matthew L. Harriton
                                        Chief Executive Officer